EXHIBIT 99.1
                                                                   ------------


                            JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.001 per share, of ExlService Holdings, Inc.

         The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

         IN WITNESS WHEREOF, the parties have executed this Joint Filing Agreement on February 6, 2007.



                                              /s/ Vikram Talwar
                                              -----------------------------
                                              Vikram Talwar


                                              /s/ Urvashi Talwar
                                              -----------------------------
                                              Urvashi Talwar



                                              THE 1994 TALWAR TRUST


                                              By:  /s/ Vikram Talwar
                                                   ------------------------
                                                   Vikram Talwar, Trustee


                                              By:  /s/ Urvashi Talwar
                                                   ------------------------
                                                   Urvashi Talwar, Trustee